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                                                                    EXHIBIT 5.01

                 [Letterhead of Wachtell, Lipton, Rosen & Katz]

                                October 16, 2002

Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017

     Re: Registration Statement on Form S-4 of Cardinal Health, Inc.

Ladies & Gentlemen:

     We are acting as special counsel to Cardinal Health, Inc., an Ohio corporation ("Cardinal Health"), in connection with the Registration Statement filed today by Cardinal Health with the Securities and Exchange Commission (the "Registration Statement") with respect to 17,247,244 common shares, without par value ("Cardinal Health Common Shares"), of Cardinal Health proposed to be issued in connection with the merger (the "Merger") of Mudhen Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal Health ("Mudhen Merger Corp."), with and into Syncor International Corporation, a Delaware corporation ("Syncor"), as described in the Proxy Statement/Prospectus that is a part of the Registration Statement (the "Proxy Statement/Prospectus").

     In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Cardinal Health and Mudhen Merger Corp., and other instruments, including an opinion of Ohio counsel, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

     Based upon and subject to the foregoing, we are of the opinion that the Cardinal Health Common Shares being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement and Plan of Merger, dated as of June 14, 2002, by and among Cardinal Health, Mudhen Merger Corp. and Syncor, by the requisite vote of the stockholders of Syncor, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Wachtell, Lipton, Rosen & Katz